Exhibit 24.1

The AES Corporation (the “Company”)

Power of Attorney

The undersigned hereby constitute and appoint Victoria D. Harker and Brian A. Miller and each of them severally, the attorneys-in-fact of the undersigned with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities to sign for and in the name of the undersigned the Company’s Registration Statement on Form S-8 related to the registration of 9,000,000 shares of the Company’s common stock pursuant to The AES Corporation 2003 Long-Term Compensation Plan, as Amended and any and all amendments (including post-effective amendments) and supplements thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may lawfully do or cause to be done by virtue thereof. This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

Name	Title	Date

/s/ Samuel W. Bodman, III	Director	April 22, 2010
Samuel W. Bodman, III

/s/ Paul T. Hanrahan	President, Chief Executive Officer	April 22, 2010
Paul T. Hanrahan	(Principal Executive Officer) and Director

/s/ Tarun Khanna	Director	April 20, 2010
Tarun Khanna

/s/ John A. Koskinen	Director	April 22, 2010
John A. Koskinen

/s/ Philip Lader	Director	April 22, 2010
Philip Lader

/s/ Sandra O. Moose	Director	April 22, 2010
Sandra O. Moose

/s/ John B. Morse, Jr.	Director	April 22, 2010
John B. Morse, Jr.

/s/ Philip A. Odeen	Lead Independent Director and Chairman of the Board	April 22, 2010
Philip A. Odeen

/s/ Charles O. Rossotti	Director	April 22, 2010
Charles O. Rossotti

/s/ Sven Sandstrom	Director	April 22, 2010
Sven Sandstrom